EXHIBIT 99.1

For more information, please contact:
Bill Davis, Perficient, 314-529-3555
bill.davis@perficient.com

PERFICIENT REPORTS SECOND QUARTER 2022 RESULTS
~ Q2 Revenues Up 21%; Company Reaffirms Full Year GAAP and Adjusted Earnings Per Share Guidance ~

ST. LOUIS (August 4, 2022) - Perficient, Inc. (Nasdaq: PRFT) (“Perficient”), the leading global digital consultancy transforming the world’s largest enterprises and biggest brands, today reported its financial results for the quarter ended June 30, 2022.

Financial Highlights

For the quarter ended June 30, 2022:

•Revenues increased 21% to $222.7 million from $184.1 million in the second quarter of 2021;
•Net income increased 68% to $27.8 million from $16.6 million in the second quarter of 2021, primarily as a result of higher revenues and lower selling, general and administrative expense as a percentage of revenue;
•GAAP earnings per share results on a fully diluted basis increased 57% to $0.77 from $0.49 in the second quarter of 2021, primarily as a result of the increase in net income;
•Adjusted earnings per share results (a non-GAAP measure; see attached schedule, which reconciles to GAAP earnings per share) on a fully diluted basis increased 26% to $1.06 from $0.84 in the second quarter of 2021; and
•Adjusted EBITDA (a non-GAAP measure; see attached schedule, which reconciles to GAAP net income) increased 31% to $51.2 million from $39.0 million in the second quarter of 2021.

“Profitability and revenue growth were strong during the second quarter,” said Jeffrey Davis, chairman and CEO. “Demand for our digital transformation services continues to accelerate and bookings remain robust as the value-based pivot to Perficient continues. A key and ongoing catalyst to our success is the expanding contributions coming from our fully-integrated offshore and nearshore delivery teams, where revenue grew 44% organically and 93% overall.”

Other Highlights

Among other recent achievements, Perficient:

•Expanded its presence in India by adding four new global delivery locations and expanding an existing location to further accommodate ongoing growth and meet client demand;
•Was named in the “The Forrester Wave™: Modern Application Development Services, Q3 2022” report as a Strong Performer, earning top scores in Talent Management, AI and Data, Design, Quality and Productivity, and Partner Ecosystem;
•Received the 2022 Sitecore Global Partner Award for Sales Excellence, recognizing overall superior commitment to selling with Sitecore;
•Achieved the Acquia Marketing Cloud Practice Certification for demonstrating the highest levels of competency across Acquia's Marketing Cloud technologies; and
•Received 2022 best workplace distinctions in St. Louis, Chicago, Denver, Minneapolis, and Southern California.

Business Outlook

The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially. See “Safe Harbor Statement” below.

Perficient expects its third quarter 2022 revenue to be in the range of $227 million to $233 million. Third quarter GAAP earnings per share is expected to be in the range of $0.75 to $0.78. Third quarter adjusted earnings per share (a non-GAAP measure; see attached schedule which reconciles to GAAP earnings per share guidance) is expected to be in the range of $1.08 to $1.12.

Perficient is updating its full year 2022 revenue guidance to a range of $907 million to $923 million, reaffirming its 2022 GAAP earnings per share guidance range of $3.08 to $3.19 and reaffirming its 2022 adjusted earnings per share (a non-GAAP measure; see attached schedule which reconciles to GAAP earnings per share guidance) guidance range of $4.24 to $4.36.

Conference Call Details

Perficient will host a conference call regarding second quarter financial results today, August 4, 2022, at 11 a.m. Eastern.

Analysts and investors who wish to ask questions during the Q&A session can register for the call on https://register.vevent.com/register/BIc35dd6f136e0409b9a98d3ce1b165b68. Registrants will receive confirmation with dial-in details.

A live webcast of the event can be accessed on https://perficient.gcs-web.com/events/event-details/q2-2022-perficient-earnings-conference-call. A replay of the webcast will be available on https://perficient.gcs-web.com/ starting approximately two hours after the event and will be archived on the site for one year.

About Perficient
Perficient is the leading global digital consultancy. We imagine, create, engineer, and run digital transformation solutions that help our clients exceed customers’ expectations, outpace competition, and grow their business. With unparalleled strategy, creative, and technology capabilities, we bring big thinking and innovative ideas, along with a practical approach to help the world’s largest enterprises and biggest brands succeed. Traded on the Nasdaq Global Select Market, Perficient is a member of the Russell 2000 index and the S&P SmallCap 600 index. For more information, visit www.perficient.com.

Safe Harbor Statement
Some of the statements contained in this news release that are not purely historical statements discuss future expectations or state other forward-looking information related to financial results and business outlook for 2022. Those statements are subject to known and unknown risks, uncertainties, and other factors that could cause the actual results to differ materially from those contemplated by the statements. The forward-looking information is based on management’s current intent, belief, expectations, estimates, and projections regarding our company and our industry. You should be aware that those statements only reflect our predictions. Actual events or results may differ substantially. Important factors that could cause our actual results to be materially different from the forward-looking statements include (but are not limited to) those disclosed under the heading “Risk Factors” in our most recently filed annual report on Form 10-K and other securities filings, and the following, many of which are, or may be, amplified by the novel coronavirus (COVID-19) pandemic:

(1)the possibility that our actual results do not meet the projections and guidance contained in this news release;
(2)the impact of the general economy and economic and political uncertainty on our business;
(3)the impact of the COVID-19 pandemic on our business;
(4)risks associated with potential changes to federal, state, local and foreign laws, regulations, and policies;
(5)risks associated with the operation of our business generally, including:
a. client demand for our services and solutions;
b. effectively competing in a highly competitive market;
c. risks from international operations including fluctuations in exchange rates;
d. adapting to changes in technologies and offerings;
e. obtaining favorable pricing to reflect services provided;
f. risk of loss of one or more significant software vendors;
g. maintaining a balance of our supply of skills and resources with client demand;
h. changes to immigration policies;
i. protecting our clients’ and our data and information;
j. changes to tax levels, audits, investigations, tax laws or their interpretation;
k. making appropriate estimates and assumptions in connection with preparing our consolidated financial statements; and
l. maintaining effective internal controls;
(6)risks associated with managing growth organically and through acquisitions;
(7)risks associated with servicing our debt, the potential impact on the value of our common stock from the conditional conversion features of our debt and the associated convertible note hedge transactions;
(8)legal liabilities, including intellectual property protection and infringement or the disclosure of personally identifiable information; and
(9)the risks detailed from time to time within our filings with the Securities and Exchange Commission.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. This cautionary statement is provided pursuant to Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this release are made only as of the date hereof and we undertake no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future.

Perficient, Inc.
Unaudited Consolidated Statements of Operations
(in thousands, except per share information)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenues
Services excluding reimbursable expenses	$219,835	$181,213	$439,310	$347,689
Reimbursable expenses	2,428	2,562	4,387	4,816
Total services	222,263	183,775	443,697	352,505
Software and hardware	475	361	1,152	972
Total revenues	222,738	184,136	444,849	353,477

Cost of revenues (exclusive of depreciation and amortization, shown separately below)
Cost of services	134,356	110,942	270,446	214,903
Stock compensation	2,406	2,238	4,834	4,339
Total cost of revenues	136,762	113,180	275,280	219,242

Selling, general and administrative	37,150	34,146	75,926	64,935
Stock compensation	3,710	3,278	7,185	6,468
Total selling, general and administrative	40,860	37,424	83,111	71,403

Depreciation	2,005	1,615	3,878	3,075
Amortization	5,998	6,333	11,977	13,385
Acquisition costs	61	—	360	68
Adjustment to fair value of contingent consideration	(2,487)	(510)	(3,466)	4
Income from operations	39,539	26,094	73,709	46,300

Net interest expense	805	3,367	1,692	6,663
Net other expense	153	9	386	131
Income before income taxes	38,581	22,718	71,631	39,506
Provision for income taxes	10,799	6,145	16,713	9,340

Net income	$27,782	$16,573	$54,918	$30,166

Basic net income per share	$0.82	$0.52	$1.62	$0.95
Diluted net income per share	$0.77	$0.49	$1.52	$0.90
Shares used in computing basic net income per share	33,914	31,922	33,879	31,893
Shares used in computing diluted net income per share	36,785	33,867	36,812	33,500

Net income used in computing diluted net income per share	$28,332	$16,573	$56,088	$30,166

Perficient, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	June 30, 2022 (unaudited)	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$38,868	$24,410
Accounts receivable, net	196,620	177,602
Prepaid expenses	7,020	5,400
Other current assets	8,825	7,296
Total current assets	251,333	214,708
Property and equipment, net	20,192	14,747
Operating lease right-of-use assets	32,170	33,353
Goodwill	512,716	515,229
Intangible assets, net	69,211	81,277
Other non-current assets	41,321	23,258
Total assets	$926,943	$882,572

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$20,588	$26,074
Other current liabilities	73,484	93,877
Total current liabilities	94,072	119,951
Long-term debt, net	393,478	326,126
Operating lease liabilities	22,900	23,898
Other non-current liabilities	49,762	47,832
Total liabilities	560,212	517,807
Stockholders' equity:
Preferred stock	—	—
Common stock	53	53
Additional paid-in capital	383,987	423,235
Accumulated other comprehensive loss	(8,861)	(5,843)
Treasury stock	(337,237)	(324,412)
Retained earnings	328,789	271,732
Total stockholders' equity	366,731	364,765
Total liabilities and stockholders' equity	$926,943	$882,572

About Non-GAAP Financial Information
This news release includes non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), please see the section entitled “About Non-GAAP Financial Measures” and the accompanying tables entitled “Reconciliation of GAAP to Non-GAAP Measures.”

About Non-GAAP Financial Measures
Perficient provides non-GAAP financial measures for adjusted EBITDA (earnings before interest, income taxes, depreciation, amortization, stock compensation, acquisition costs and adjustment to fair value of contingent consideration), adjusted net income, and adjusted earnings per share data as supplemental information regarding Perficient’s business performance. Perficient believes that these non-GAAP financial measures are useful to investors because they provide investors with a better understanding of Perficient’s past financial performance and future results. Perficient’s management uses these non-GAAP financial measures when it internally evaluates the performance of Perficient’s business and makes operating decisions, including internal operating budgeting, performance measurement, and the calculation of bonuses and discretionary compensation. Management excludes stock-based compensation related to restricted stock awards, the amortization of intangible assets, amortization of debt discounts and issuance costs related to convertible senior notes, acquisition costs, adjustments to the fair value of contingent consideration, net other income and expense, the impact of other infrequent or unusual transactions, and income tax effects of the foregoing, when making operational decisions.

Perficient believes that providing the non-GAAP financial measures to its investors is useful because it allows investors to evaluate Perficient’s performance using the same methodology and information used by Perficient’s management. Specifically, adjusted net income is used by management primarily to review business performance and determine performance-based incentive compensation for executives and other employees. Management uses adjusted EBITDA to measure operating profitability, evaluate trends, and make strategic business decisions.

Non-GAAP financial measures are subject to inherent limitations because they do not include all of the expenses included under GAAP and because they involve the exercise of discretionary judgment as to which charges are excluded from the non-GAAP financial measure. However, Perficient’s management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of adjusted EBITDA, adjusted net income, and adjusted earnings per share. In addition, some items that are excluded from adjusted net income and adjusted earnings per share can have a material impact on cash. Management compensates for these limitations by evaluating the non-GAAP measure together with the most directly comparable GAAP measure. Perficient has historically provided non-GAAP financial measures to the investment community as a supplement to its GAAP results to enable investors to evaluate Perficient’s business performance in the way that management does. Perficient’s definition may be different from similar non-GAAP financial measures used by other companies and/or analysts.

The non-GAAP adjustments, and the basis for excluding them, are outlined below:

Amortization
Perficient has incurred expense on amortization of intangible assets primarily related to various acquisitions. Management excludes these items for the purposes of calculating adjusted EBITDA, adjusted net income, and adjusted earnings per share. Perficient believes that eliminating this expense from its non-GAAP financial measures is useful to investors because the amortization of intangible assets can be inconsistent in amount and frequency, and is significantly impacted by the timing and magnitude of Perficient’s acquisition transactions, which also vary substantially in frequency from period to period.

Acquisition Costs
Perficient incurs transaction costs related to merger and acquisition-related activities which are expensed in its GAAP financial statements. Management excludes these items for the purposes of calculating adjusted EBITDA, adjusted net income, and adjusted earnings per share. Perficient believes that excluding these expenses from its non-GAAP financial measures is useful to investors because these are expenses associated with each transaction and are inconsistent in amount and frequency causing comparison of current and historical financial results to be difficult.

Adjustment to Fair Value of Contingent Consideration
Perficient is required to remeasure its contingent consideration liability related to acquisitions each reporting period until the contingency is settled. Any changes in fair value are recognized in earnings. Management excludes these items for the purposes of calculating adjusted EBITDA, adjusted net income, and adjusted earnings per share. Perficient believes that excluding these adjustments from its non-GAAP financial measures is useful to investors because they are related to acquisitions and are inconsistent in amount and frequency from period to period.

Amortization of Debt Discount and Debt Issuance Costs
On November 9, 2021, Perficient issued $380.0 million aggregate principal amount of 0.125% Convertible Senior Notes due 2026, on August 14, 2020, Perficient issued $230.0 million aggregate principal amount of 1.250% Convertible Senior Notes due 2025, and on September 11, 2018, Perficient issued $143.8 million aggregate principal amount of 2.375% Convertible Senior Notes due 2023 (the “2026 Notes,” “2025 Notes,” and “2023 Notes,” respectively, and together, the “Notes”) in private placements to qualified institutional purchasers. In accordance with accounting for debt with conversions and other options, Perficient bifurcated the principal amount of the Notes into liability and equity components. The resulting debt discounts were amortized to interest expense over the period from the issuance dates through the respective contractual maturity dates. Upon adoption of Accounting Standards Update (“ASU”) No. 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging - Contracts in Entity’s Own Equity (Subtopic 815-40) on January 1, 2022, Perficient no longer records amortization of debt discount as a result of accounting for the convertible debt instrument as a single liability measured at its amortized cost. Issuance costs attributable to the Notes, in addition to issuance costs related to Perficient’s credit agreement, are being amortized to interest expense over their respective terms. Perficient believes that excluding these non-cash expenses from its non-GAAP financial measures is useful to investors because the expenses are not reflective of the company’s business performance.

Foreign Exchange Loss (Gain)
Non-operating foreign currency exchange gains and losses, inclusive of gains and losses on related foreign exchange forward contracts not designated as hedging instruments for accounting purposes, are reported in net other expense (income) in our consolidated statements of operations. As our operations expand into countries outside of the United States, and in particular as a result of our 2021 acquisition of Izmul S.A. and its subsidiaries (“Overactive”), based in Argentina, Chile, Colombia, Puerto Rico, and Uruguay, and our 2020 acquisition of Productora de Software S.A.S., based in Colombia, foreign exchange gains and losses have and will become increasingly material. Perficient believes that excluding these gains and losses from its non-GAAP financial measures is useful to investors because foreign exchange gains and losses will vary as the underlying currencies fluctuate, which makes it difficult to compare current and historical results.

Stock Compensation
Perficient incurs stock-based compensation expense under Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation - Stock Compensation. Perficient excludes stock-based compensation expense and the related tax effects for the purposes of calculating adjusted EBITDA, adjusted net income, and adjusted earnings per share because stock-based compensation is a non-cash expense, which Perficient believes is not reflective of its business performance. The nature of stock-based compensation expense also makes it very difficult to estimate prospectively, since the expense will vary with changes in the stock price and market conditions at the time of new grants, varying valuation methodologies, subjective assumptions, and different award types, making the comparison of current results with forward-looking guidance potentially difficult for investors to interpret. The tax effects of stock-based compensation expense may also vary significantly from period to period, without any change in underlying operational performance, thereby obscuring the underlying profitability of operations relative to prior periods. Perficient believes that non-GAAP measures of profitability, which exclude stock-based compensation, are widely used by analysts and investors.

Dilution Offset from Convertible Note Hedge Transactions
It is Perficient’s current intent to settle conversions of the Notes through combination settlement, which involves repayment of the principal portion in cash and any excess of the conversion value over the principal amount in shares of our common stock. Perficient excludes the shares that are issuable upon conversions of the Notes because Perficient expects that the dilution from such shares will be offset by the convertible note hedge transactions entered into in November 2021, August 2020, and September 2018 in connection with the issuance of the Notes.

Perficient, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(unaudited)
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
GAAP Net Income	$27,782	$16,573	$54,918	$30,166
Adjustments:
Provision for income taxes	10,799	6,145	16,713	9,340
Amortization	5,998	6,333	11,977	13,385
Acquisition costs	61	—	360	68
Adjustment to fair value of contingent consideration	(2,487)	(510)	(3,466)	4
Amortization of debt discount and issuance costs	608	2,562	1,215	5,090
Foreign exchange loss	158	8	373	136
Stock compensation	6,116	5,516	12,019	10,807
Adjusted Net Income Before Tax	49,035	36,627	94,109	68,996
Adjusted income tax (1)	12,700	9,230	24,186	17,318
Adjusted Net Income	$36,335	$27,397	$69,923	$51,678

GAAP Earnings Per Share (diluted)	$0.77	$0.49	$1.52	$0.90
Adjusted Earnings Per Share (diluted)	$1.06	$0.84	$2.03	$1.58

Shares used in computing GAAP Earnings Per Share (diluted)	36,785	33,867	36,812	33,500
Dilution offset from convertible note hedge transactions	(2,431)	(1,251)	(2,431)	(894)
Shares used in computing Adjusted Earnings Per Share (diluted)	34,354	32,616	34,381	32,606

Net income used in computing GAAP Earnings Per Share (diluted)	$28,332	$16,573	$56,088	$30,166

(1)The estimated adjusted effective tax rate of 25.9% and 25.2% for the three months ended June 30, 2022 and 2021, respectively, and 25.7% and 25.1% for the six months ended June 30, 2022 and 2021, respectively, has been used to calculate the provision for income taxes for non-GAAP purposes.

Perficient, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(unaudited)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
GAAP Net Income	$27,782	$16,573	$54,918	$30,166
Adjustments:
Provision for income taxes	10,799	6,145	16,713	9,340
Net interest expense	805	3,367	1,692	6,663
Net other expense	153	9	386	131
Depreciation	2,005	1,615	3,878	3,075
Amortization	5,998	6,333	11,977	13,385
Acquisition costs	61	—	360	68
Adjustment to fair value of contingent consideration	(2,487)	(510)	(3,466)	4
Stock compensation	6,116	5,516	12,019	10,807
Adjusted EBITDA (1)	$51,232	$39,048	$98,477	$73,639

(1)Adjusted EBITDA is a non-GAAP performance measure and is not intended to be a performance measure that should be regarded as an alternative to or more meaningful than either GAAP operating income or GAAP net income. Adjusted EBITDA measures presented may not be comparable to similarly titled measures presented by other companies.

Perficient, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(unaudited)

	Q3 2022		Full Year 2022
	Low end of adjusted goal	High end of adjusted goal	Low end of adjusted goal	High end of adjusted goal
GAAP EPS	$0.75	$0.78	$3.08	$3.19
Non-GAAP adjustment (1):
Non-GAAP reconciling items	0.40	0.40	1.56	1.57
Tax effect of reconciling items	(0.07)	(0.06)	(0.40)	(0.40)
Adjusted EPS	$1.08	$1.12	$4.24	$4.36

(1)Non-GAAP adjustment represents the impact of amortization expense, stock compensation, amortization of debt issuance costs, foreign exchange gains and losses, acquisition costs, and adjustments to fair value of contingent consideration, net of the tax effect of these adjustments, divided by adjusted fully diluted shares. Upon adoption of ASU No. 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging - Contracts in Entity’s Own Equity (Subtopic 815-40) on January 1, 2022, Perficient no longer records amortization of debt discount as a result of accounting for the convertible debt instrument as a single liability measured at its amortized cost. Perficient currently expects its Q3 2022 and full year 2022 GAAP effective income tax rate to be approximately 28% and 25%, respectively. Perficient’s estimates of GAAP and adjusted fully diluted shares for 2022 are included in the following table. These estimates could be affected by share repurchases, shares issued in conjunction with future acquisitions, changes in share price and the potential impact from the conditional conversion features of our debt.

(in millions)	Q3 2022 (2)	Full Year 2022 (2)
GAAP Fully Diluted Shares (3)	36.7	36.8
Non-GAAP adjustment (4):
Dilution offset from convertible note hedge transactions	(2.4)	(2.4)
Adjusted Fully Diluted Shares	34.3	34.4

(2)The calculation of fully diluted shares assumes an average share price of $99 per share for the three months ending September 30, 2022, and $101 per share for the twelve months ending December 31, 2022, provided, however, that Perficient makes no prediction as to what its actual stock price will be for such period or any other period.
(3)Upon adoption of ASU No. 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging - Contracts in Entity’s Own Equity (Subtopic 815-40) on January 1, 2022, Perficient prospectively utilizes the if-converted method to calculate the impact of convertible instruments on GAAP diluted earnings per share.
(4)Non-GAAP adjustment represents the exclusion of shares that are issuable upon conversion of our convertible notes due to the expectation that shares relating to the principal amount of our convertible notes will be paid in cash and any excess will be offset by the convertible note hedge transactions entered into in August 2020 and November 2021.